Exhibit 99.1

News Release

Investor and Media Contact:
Brian Davis
brian.davis@tengion.com
267.960.4802

Tengion Announces Bridge Financing and Clinical Progress for Neo-Urinary Conduit™ Clinical Program

-- Initial $1 Million Loan Expected to Bridge to at Least $15 Million Convertible Debt Financing --

-- Sixth Patient Now Implanted in Neo-Urinary Conduit Phase 1 Clinical Trial, On Track to Enroll Remaining Four Patients by Year End --

WINSTON-SALEM, NC, September 10, 2012 -- Tengion, Inc. (OTCQB: TNGN), a leader in regenerative medicine, today announced that it has entered into definitive agreements for a one-month bridge loan with leading investors.  The bridge loan is expected to facilitate the issuance of at least $15 million of convertible debt later in September.  Tengion also announced today that a sixth patient has been successfully implanted in the ongoing Phase 1 clinical trial of its most advanced product candidate, the Neo-Urinary Conduit.

The bridge loan totaled $1.0 million and was funded by institutional and strategic healthcare investors.  Each of these investors is expected to participate in the larger convertible debt financing. Together, the two financings are expected to provide sufficient capital to reach the Company’s two major milestones, including the completion of the Phase 1 clinical trial for the Neo-Urinary Conduit and an Investigational New Drug (IND) filing to the U.S. Food & Drug Administration for the Neo-Kidney Augment. ROTH Capital Partners, LLC is acting as sole placement agent to Tengion.

“These financings will allow us to fund the continued execution of our key program objectives, including completing enrollment for the Neo-Urinary Conduit Phase 1 trial and filing an IND for the Neo-Kidney Augment program during the first half of 2013,” said John Miclot, Tengion’s President and Chief Executive Officer. “The successful enrollment of the sixth patient in the Phase 1 trial for the Neo-Urinary Conduit further bolsters our confidence that we will meet our goal to implant up to 10 patients by the end of 2012, and we continue to work closely with our lead investigators as well as train the surgeons at our four additional clinical sites in order to enroll the remaining four patients this year. We look forward to providing additional updates on the progress of both lead programs in the months to come.”

Neo-Urinary Conduit Phase 1 Clinical Program Update
A sixth patient has now been successfully implanted in the ongoing Phase 1 clinical trial of the Neo-Urinary Conduit, for use in bladder cancer patients requiring a urinary diversion following bladder removal (cystectomy). The trial is designed to assess the safety and preliminary efficacy of the Neo-Urinary Conduit in up to 10 patients, as well as to translate the surgical procedure successfully used in preclinical animal models into clinical trials with human patients.

Tengion is actively recruiting in order to enroll the seventh patient in this trial as soon as possible. Assuming appropriate safety data, the Company anticipates commencement of efforts to enroll an additional three patients approximately six weeks after implant of the seventh patient, thereby allowing Tengion to achieve its stated objective of completing implantation of up to 10 patients by the end of 2012.

The trial is currently being conducted at the University of Chicago Medical Center and at The Johns Hopkins Hospital in Baltimore, Maryland. In addition to the two original trial sites, the trial has been expanded to include four additional centers for patients seven through ten. The additional trial sites are Memorial Sloan-Kettering Cancer Center in New York, NY; Baylor College of Medicine, Houston, Texas; University of Michigan Comprehensive Cancer Center in Ann Arbor, MI; and a fourth site in Boston, MA.

About the Neo-Urinary ConduitTM
The Neo-Urinary Conduit™ is a combination of a patient's own cells and bioabsorbable scaffold that is intended to catalyze regeneration of a native-like urinary tissue conduit, passively transporting urine from the ureters through a stoma, or hole in the abdomen, into a standard ostomy bag. Standard of care for patients requiring a non-continent urinary diversion uses bowel tissue to construct a conduit for urine to exit from the body. There are over 20,000 urinary diversions performed annually in the United States and Europe. These patients are at risk for complications associated with the use of bowel tissue, as well as for those associated with the surgery to harvest the bowel tissue. The Neo-Urinary Conduit is the only product candidate currently in development that aims to avoid the use of bowel tissue. The Neo-Urinary Conduit is being evaluated in an ongoing Phase 1 clinical trial in bladder cancer patients requiring a urinary diversion following bladder removal (cystectomy). The trial is designed to assess the safety and preliminary efficacy of the Neo-Urinary Conduit in up to 10 patients, as well as to translate the surgical procedure successfully used in preclinical animal models into clinical trials with human patients.  Six patients have been enrolled to date in the trial and the Company expects to complete implantation of the remaining four patients in the trial by the end of 2012.

About Tengion
Tengion, a clinical-stage regenerative medicine company, is focused on developing its Organ Regeneration Platform™ to harness the intrinsic regenerative pathways of the body to regenerate a range of native-like organs and tissues with the goal of delaying or eliminating the need for chronic disease therapies, organ transplantation, and the administration of anti-rejection medications. An initial clinical trial is ongoing for the Company's most advanced product candidate, the Neo-Urinary Conduit™, an autologous implant that is intended to catalyze regeneration of native-like urinary tissue for bladder cancer patients requiring a urinary diversion following bladder removal. The Company's lead preclinical candidate is the Neo-Kidney Augment™, which is designed to prevent or delay dialysis kidney transplantation by increasing renal function in patients with advanced chronic kidney disease. Tengion has worldwide rights to its product candidates.

Forward-Looking Statements
Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to: (i) the Company's expectations and ability to close the anticipated convertible debt financing; (ii) plans to develop and commercialize its product candidates, including the Neo-Kidney Augment and the Neo-Urinary Conduit; and (iii) expectations regarding ongoing and planned preclinical studies and clinical trials.  Although Tengion believes that these statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, there are a number of factors that may cause actual results to differ from these statements.  Tengion's business is subject to significant risks and uncertainties and there can be no assurance that actual results will not differ materially from expectations.  Factors which could cause actual results to differ materially from expectations include, among others: (i) the Company will need close the convertible debt offering or raise other funds to execute the business plan beyond September, or seek protection under the U.S. bankruptcy laws; (ii) the FDA could place the Neo-Urinary Conduit clinical trial on clinical hold; (iii) patients enrolled in the Neo-Urinary Conduit clinical trial may experience adverse events, which could delay the clinical trial or cause the Company to terminate the development of its Neo-Urinary Conduit; (iv) the Company may have difficulty enrolling patients in its clinical trials, including the Phase 1 clinical trial for the Neo-Urinary Conduit; (v) data from the Company's ongoing preclinical studies, including the proposed GLP program for the Neo-Kidney Augment, may not continue to be supportive of advancing such preclinical product candidates; and (vi) the Company may be unable to progress its product candidates that are undergoing preclinical testing, including the Neo‑Kidney Augment, into clinical trials and the Company may not be successful in designing such clinical trials in a manner that supports development of such product candidates.  For additional factors which could cause actual results to differ from expectations, reference is made to the reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward looking statements in this release are made only as of the date hereof and the Company disclaims any intention or responsibility for updating predictions or expectations in this release.

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